UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2026

CN Healthy Food Tech Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41898	85-4105289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2712, Zhuhai Center Building

No. 1663 Yinwan Road, Xiangzhou District

Zhuhai, China 519000

(Address, including zip code, of principal executive offices)

(+86) 516-4577777

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	UCFI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	UCFIW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 24, 2026, Zhong Guo Liang Tou Group Limited (“Zhong Guo Liang Tou”) and Heilongjiang Zhongneng Liangke Agricultural Technology Co., Ltd. (“Zhongneng Liangke”), subsidiaries of CN Healthy Food Tech Group Corp. (the “Company”), received an Advance Notice of Administrative Penalty (the “Notice”) from the Heilongjiang Regulatory Bureau of the China Securities Regulatory Commission (the “CSRC”).

The Notice advises that the CSRC has completed its investigation of the Company’s merger with Iron Horse Acquisition Company and subsequent listing on the Nasdaq capital market in September 2025, and determined that the Company failed to complete the CSRC’s mandatory offshore listing filing procedures prior to such listing. . The CSRC has further determined that this action violates Articles 13 and 19(1) of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), constituting an offense under Article 27(1) of the Trial Measures.

The Heilongjiang Regulatory Bureau of the CSRC intends to impose fines of RMB3,000,000 (approximately $440,000) on Zhongneng Liangke and RMB1,500,000 (approximately $220,000) on Mr. Zhenjun Jiang, the Company’s chief executive officer and chairman of its board of directors, as the directly responsible executive.

Zhongneng Liangke and Mr. Jiang have the right to present a defense and request a hearing within five working days from the receipt of the Notice. Zhongneng Liangke and Mr. Jiang are reviewing the Notice and determining their next steps.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CN HEALTHY FOOD TECH GROUP CORP.

Date: April 29, 2026	By:	/s/ Zhenjun Jiang
	Name:	Zhenjun Jiang
	Title:	Chief Executive Officer

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